Exhibit 99.1

Free Writing Prospectus
Filed under Rule 433
Registration Statement Nos. 333-136826
333-136826-01
333-136826-02

 TURQUOISE CARD BACKED SECURITIES PLC

Issue of $•,000,000 principal amount of Series 2006-2, Class A Notes
$•,000,000 principal amount of Series 2006-2, Class B Notes
$•,000,000 principal amount of Series 2006-2, Class C Notes
under the $10,000,000,000 Turquoise Card Backed Securities Medium Term Note Programme
of which $3,000,000,000 has been registered with the United States Securities and Exchange Commission (the ‘‘SEC’’)
(ultimately backed by trust property in the Turquoise Receivables Trust)
(the ‘‘Notes’’)

The depositor, Turquoise Funding 1 Limited (the ‘‘Depositor’’), has filed a registration statement (including a prospectus), Registration Nos. 333-136826, 333-136826-01, and 333-136826-02 (the ‘‘Registration Statement’’), with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that Registration Statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, the arranger or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-811-8049 or by emailing Edward O’Toole at edward.o’toole@us.hsbc.com.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME OF YOUR CONTRACTUAL COMMITMENT TO PURCHASE ANY OF THE NOTES, SUPERSEDES ANY INFORMATION CONTAINED IN ANY PRIOR MATERIALS RELATING TO THE NOTES. THE INFORMATION IN THIS FREE-WRITING PROSPECTUS IS PRELIMINARY, AND IS SUBJECT TO COMPLETION OR CHANGE. THIS FREE WRITING PROSPECTUS IS BEING DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING OF THE NOTES REFERRED TO IN THIS FREE-WRITING PROSPECTUS AND THE PRELIMINARY PROSPECTUS SUPPLEMENT DATED NOVEMBER 1, 2006 (THE ‘‘PRELIMINARY PROSPECTUS SUPPLEMENT’’) AND TO SOLICIT AN OFFER TO PURCHASE THE NOTES, WHEN, AS AND IF ISSUED. ANY SUCH OFFER TO PURCHASE MADE BY YOU WILL NOT CONSTITUTE A CONTRACTUAL COMMITMENT BY YOU TO PURCHASE ANY OF THE NOTES UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE THE NOTES.

THE NOTES ARE BEING SOLD WHEN, AS AND IF ISSUED. THE ISSUING ENTITY IS NOT OBLIGATED TO ISSUE SUCH NOTES OR ANY SIMILAR SECURITY AND THE UNDERWRITER’S OBLIGATION TO DELIVER SUCH NOTES IS SUBJECT TO CONDITIONS, INCLUDING THE AVAILABILITY OF SUCH NOTES WHEN, AS AND IF ISSUED BY THE ISSUING ENTITY.

This free-writing prospectus is being filed and incorporated by reference into the Registration Statement to provide information about HSBC USA Inc., the counterparty to the issuing entity in respect of the interest rate and foreign currency swap transactions to be entered into by the Issuing Entity in respect of each Class of Notes and to update information in the Preliminary Prospectus regarding the terms and conditions of such swap transactions. Capitalized terms used that are not otherwise defined herein have the meanings set forth in the Registration Statement.

SWAP AGREEMENTS

General

The Notes will be denominated in US dollars and Turquoise Card Backed Securities (the ‘‘Issuing Entity’’) will be obliged to make US dollar payments of interest and principal in respect of the Notes. However, certain amounts received by the Issuing Entity will be denominated in sterling. In order to protect the Issuing Entity against interest rate and currency exchange rate exposure, the Issuing Entity and HSBC USA Inc. (‘‘HSBC USA’’ or the ‘‘Swap Counterparty’’) will enter into a currency swap transaction in relation to each Class of Notes.

Under the terms of each currency swap transaction, the Issuing Entity will pay to the Swap Counterparty:

(a)	on or after the Issue Date, the proceeds received by the Issuing Entity on the issue of the relevant Class of Notes;

(b)	on each Interest Payment Date, an amount in sterling determined by reference to a floating rate of interest (as determined pursuant to the relevant Swap Agreement); and

(c)	on the Scheduled Redemption Date, an amount in sterling determined in accordance with the provisions of the relevant Swap Agreement.

In return, the Swap Counterparty will be obliged to pay to the Issuing Entity:

(a)	on or after the Issue Date, an amount in sterling calculated by reference to the US dollar proceeds of the issue of the relevant Class of Notes converted into sterling at the relevant exchange rate as provided in the relevant Swap Agreement (the ‘‘Currency Swap Rate’’);

(b)	on each Interest Payment Date, an amount in US dollars calculated by reference to the amount in sterling paid to the Swap Counterparty by the Issuing Entity under (b) above and converted into US dollars at the relevant Currency Swap Rate; and

(c)	on the Scheduled Redemption Date, an amount in US dollars determined in accordance with the provisions of the relevant Swap Agreement.

To ensure the Issuing Entity’s compliance with its ongoing periodic reporting requirements under the Exchange Act, the Issuing Entity and the Swap Counterparty expect to enter into an agreement governing the information concerning the Swap Counterparty to be included in such periodic reports (the ‘‘Disclosure Agreement’’).

Based on a reasonable good faith estimate of probable exposure, the significance percentage of each Swap Agreement is more than 20%.

Payments during a Redemption Period

In the event that a Regulated Amortisation Period or a Rapid Amortisation Period commences (any such event, a ‘‘Redemption Trigger’’), then the following provisions shall apply. The period from and including the commencement of the Regulated Amortisation Period or the Rapid Amortisation Period to the Redemption Period End Date is called the ‘‘Redemption Period’’. The ‘‘Redemption Period End Date’’ is the Final Maturity Date of the relevant Class. From the occurrence of the Redemption Trigger, the termination date under the relevant Swap Agreement shall be amended to be the Redemption Period End Date. During the Redemption Period, on each Interest Payment Date, the notional amount (applicable for the immediately following swap calculation period in respect of payments to be made by the Issuing Entity under the relevant Swap Agreement) shall be reduced by an amount equal to any principal amounts credited to the relevant Distribution Ledger, during the period from (and including) the immediately preceding Payment Date to (but excluding) such Payment Date. During the Redemption Period, on each Interest Payment Date, the notional amount applicable in respect of payments to be made by the Swap Counterparty under the relevant Swap Agreement shall be reduced (for the next following Calculation Period for the Swap Counterparty).

Early Termination

Each Swap Agreement for any Class may be terminated prior to the scheduled termination date in the following circumstances:

(a)	at the option of the Issuing Entity, after the expiration of any applicable grace period if there is a failure by the Swap Counterparty to pay any amounts due under such Swap Agreement and, at the option of the Swap Counterparty in certain circumstances;

(b)	at the option of the Issuing Entity, in respect of a rating downgrade with respect to the Swap Counterparty (as specified in such Swap Agreement) which the Swap Counterparty fails to cure within the requisite time period;

(c)	at the option of the Issuing Entity, if certain tax representations made by the Swap Counterparty prove to have been incorrect or misleading;

(d)	pursuant to the occurrence of an Event of Default under Condition 11 of the note Conditions and the delivery by the Note Trustee of an Enforcement Notice;

(e)	upon the occurrence of certain other events with respect to either party to such Swap Agreement, including but not limited to certain insolvency-related events, merger without an assumption of the obligations in respect of such Swap Agreement, or changes in law resulting in illegality;

(f)	in the event that there is a withholding tax imposed (1) in relation to the Issuing Entity’s payments under such Swap Agreement, (2) in relation to such Swap Counterparty’s payments under the Swap Agreement (following, broadly, expiry of any period during which the Swap Counterparty is required to mitigate against the imposition of such withholding tax); and

(g)	at the option of the Issuing Entity, if the Swap Counterparty does not comply with certain obligations under the Disclosure Agreement.

Upon any such early termination of a Swap Agreement, the Issuing Entity or the Swap Counterparty may be liable to make a termination payment to the other. The amount of any such termination payment will be based on the market value of the swap computed in accordance with such Swap Agreement, in the first instance on the basis of market quotations of the cost of entering into a swap transaction with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties, in accordance with the procedures set forth in such Swap Agreement. Any such termination payment could, if interest rates and/or the relevant currency exchange rate had changed signiﬁcantly, be substantial.

Upon termination of a Swap Agreement and no replacement Swap Counterparty being arranged by the Issuing Entity within the required time, the Security under the Trust Deed (and the Trust Deed Supplement) in respect of the relevant Series will become enforceable. If such Security is enforced, the proceeds thereof will be applied in payment of amounts under the order of priority of payments set forth in the Conditions of the Notes of such Series. In the event that a Swap Agreement with respect to a speciﬁc Class is terminated other than as a result of a Swap Counterparty Swap Event of Default (as deﬁned below), then any termination payment to be paid to the Swap Counterparty by the Issuing Entity in accordance with the early termination provisions of such Swap Agreement shall rank pari passu with only those payments to be made to the holders of the relevant Class of Notes to which such Swap Agreement relates.

Certain events including, without limitation, failure to pay or deliver, misrepresentation, insolvency or bankruptcy pertaining to the Swap Counterparty or a downgrade of the Swap Counterparty which the Swap Counterparty fails to cure within the requisite cure period (a ‘‘Swap Counterparty Swap Event of Default’’) may result in the early termination of the relevant Swap Agreement. In the event that a Swap Agreement is terminated as a result of a Swap Counterparty Swap Event of Default, then any termination payment to be paid to the Swap Counterparty by the Issuing Entity in accordance with the early termination provisions of such Swap Agreement shall be subordinated to any payments to be made under the relevant Notes.

The Swap Counterparty's payment obligations pursuant to the relevant Swap Agreement are subject to the condition that no event of default or potential event of default has occurred pursuant to the relevant Swap Agreement and has yet to be cured with respect to the Issuing Entity.

Termination Payments for a Swap Agreement

If the Swap Agreement relating to a Class is terminated otherwise than as a result of a Swap Counterparty Swap Event Of Default and a swap termination payment is due to be paid by the Issuing Entity to the Swap Counterparty, the sum of (x) the aggregate of Monthly Distribution Amounts credited to the relevant Note Class Ledger plus (y) principal amounts available to the Issuing Entity to make payments in respect of the relevant Class, will be utilised on the relevant Interest Payment Date(s) on which the swap termination payment in respect of the Class of Notes is payable by the Issuing Entity, to determine the amounts to be paid by the Issuing Entity in respect of (1) and (2) below which shall be payable by the Issuing Entity in no order of priority between them but in proportion to the respective amounts due in respect of (1) the swap termination payment due to be paid by the Issuing Entity under the Swap Agreement relating to such Class, and (2) in and towards payment of ﬁrst, interest, then Deferred Interest and Additional Interest (due and unpaid) in respect of the specific Class and then principal amounts to the Noteholders of the speciﬁc Class corresponding to the Swap Agreement. The Issuing Entity shall use any principal amounts available to it in respect of the Class (credited to the relevant Note Class Ledger with respect to the relevant Series and Class) to make such payments.

If a Swap Agreement is terminated as a result of a Swap Counterparty Swap Event Of Default and there are insufficient amounts available to the Issuing Entity to make payment of the swap termination amount, then the Issuing Entity shall use principal amounts available to it in respect of the relevant Class, as provided above, to make payment of the swap termination amount if all amounts payable to the relevant Noteholders on the relevant Interest Payment Date have ﬁrst been paid.

Taxation

Neither the Issuing Entity nor the Swap Counterparty is obliged under each Swap Agreement to gross up if withholding taxes are imposed on payments made under such Swap Agreement.

In the event that any withholding tax is imposed on payments due to the Issuing Entity under any Swap Agreement and which are referable to any Class then the Issuing Entity may terminate such Swap Agreement and either the Issuing Entity or the Swap Counterparty may be required to pay a swap termination payment to the other party. In the event that any withholding tax is imposed on payments by the Issuing Entity under any Swap Agreement, the Swap Counterparty shall be entitled to deduct amounts in the same proportion (as calculated in accordance with such Swap Agreement) from the corresponding payments due from it. In such event, payments on the relevant Class will be subject to deferral in proportion to the amount so deducted. In the event that any withholding tax is imposed on payments due by the Swap Counterparty under a Swap Agreement, the Issuing Entity shall not be entitled to deduct amounts from subsequent payments due from it and payments on the relevant Series will be subject to deferral in proportion to the amount so withheld. The Swap Agreements will not provide for payments by the Swap Counterparty under the swaps to be deferred in such circumstances.

Pursuant to the provisions of the Swap Agreements, if on the next date it was required to make a payment under a Swap Agreement a party would be required by any applicable law or relevant taxing authority or court of competent jurisdiction to withhold any amount from such payment in respect of tax, the Swap Counterparty will inform the Issuing Entity and will use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer, within 20 days after informing the Issuing Entity, all its rights and obligations under the relevant Swap Agreement to another of its offices or affiliates so as to avoid any such requirement to withhold any amount in respect of tax, provided that the Swap Counterparty will only effect a transfer in accordance with the transfer provisions in the Swap Agreements. If the Swap Counterparty is not able to make such a transfer it will give notice to that effect within such 20 day period, whereupon the Issuing Entity may effect such a transfer within 30 days after having being informed of the requirement to withhold provided that the Issuing Entity will only effect a transfer in accordance with the transfer provisions in the Swap Agreements. Any such transfers by a party will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed. If both parties are unable to arrange the transfer, as set out above, the party which is not required to withhold any amount in respect of tax from such payment may terminate the relevant Swap Agreement.

Rating Downgrade or Withdrawal

Each Swap Agreement provides that, in the event that the rating of the Swap Counterparty is downgraded below a prescribed level or withdrawn by Standard & Poor’s, Fitch Ratings (if Fitch Ratings is then rating a series of Notes) or Moody’s and as a direct consequence of such rating downgrade or withdrawal, the then current rating of the relevant Class could be adversely affected, the Swap Counterparty will be obliged to take one or more of the following actions: (a) obtaining a third party, acceptable to Standard & Poor’s, Fitch Ratings (if Fitch Ratings is then rating a series of Notes) and Moody’s, to guarantee or assume the obligations of the Swap Counterparty under such Swap Agreement, (b) posting collateral in an amount determined pursuant to a credit support annex between the Swap Counterparty and the Issuing Entity (the ‘‘Credit Support Annex’’), (c) procure a replacement counterparty, who is appropriately rated, who agrees to take a transfer of, or enter into, a replacement swap, provided that any transfer to such replacement counterparty is in accordance with the transfer provisions in the such Swap Agreement, (d) any other action as the Swap Counterparty may agree with Standard & Poor’s, Fitch Ratings (if Fitch Ratings is then rating a series of Notes) or Moody’s, as the case may be, as will result in maintaining the rating of such Class or, in the event that the ratings of such Class have been downgraded or withdrawn, in restoring the rating of such Class to the levels that existed immediately prior to the rating downgrade or withdrawal.

The timing and extent of such action required to be taken may vary, based on the individual requirements of the relevant Rating Agency or Rating Agencies and the level to which the rating of the Swap Counterparty has been downgraded.

Miscellaneous

In certain circumstances payments due to be made by either party under each Swap Agreement may be deferred and to the extent such payments are deferred interest shall accrue in respect thereof.

Except as stated under ‘‘Taxation’’ above, or as otherwise permitted under each Swap Agreement and as provided below, neither the Issuing Entity nor the Swap Counterparty is, save for the assignment by way of security in favour of the Note Trustee under the Trust Deed Supplement, permitted to assign, novate or transfer as a whole or in part any of its rights, obligations or interests under such Swap Agreement without the consent of the other party or the Note Trustee. The Swap Counterparty may transfer its rights and obligations under each Swap Agreement (but not its rights only) to any other entity (a ‘‘Transferee’’) on ten business days’ prior written notice to the Issuing Entity and the Note Trustee, provided that:

(i)	a termination event or event of default does not occur under such Swap Agreement as a direct result of such transfer;

(ii)	the Transferee's short and long term debt (or the debt of its Guarantor) is rated no lower than the ratings specified in such Swap Agreement;

(iii)	as of the date of such transfer, the Transferee will not, as a result of such transfer, be required to withhold or deduct on account of any tax under such Swap Agreement;

(iv)	no additional amount will be payable by the Issuing Entity to the Swap Counterparty or the Transferee on the next succeeding Interest Payment Date as a result of such transfer; and

(v)	(if the Transferee is domiciled in a different jurisdiction from both the Swap Counterparty and the Issuing Entity) the relevant rating agencies have provided prior written notification that the then current ratings of the relevant Series of Notes will not be adversely affected.

Notice of the transfer is required to be provided by the Swap Counterparty to each of the Rating Agencies rating the related Notes.

In the event that the Swap Counterparty makes a permitted transfer of its rights and obligations under any Swap Agreement other than to another of such Swap Counterparty’s offices, branches or affiliates, the Issuing Entity shall forthwith give notice of such fact to the Note Trustee.

 SWAP COUNTERPARTY

HSBC USA, a Maryland corporation, is a New York state-based bank holding company registered under the Bank Holding Company Act of 1956, as amended. HSBC USA had its origin in Buffalo, New York in 1850 as The Marine Trust Company, which later became Marine Midland Banks, Inc. In 1980, The Hongkong and Shanghai Banking Corporation (now HSBC Holdings plc (‘‘HSBC Holdings’’)) acquired 51 percent of the common stock of Marine Midland Banks, Inc. and the remaining 49 percent in 1987. In December 1999, HSBC Holdings acquired Republic New York Corporation and merged it with HSBC USA. The address of HSBC USA’s principal executive office is 452 Fifth Avenue, New York, New York 10018 (telephone 212-525-5000).

HSBC USA is a subsidiary of HSBC North America Inc. (‘‘HSBC North America’’), an indirect wholly owned subsidiary of HSBC Holdings. HSBC Holdings, headquartered in London, England, is one of the largest banking and financial services organizations in the world. HSBC Holdings’ ordinary shares are admitted to trading on the London Stock Exchange and are listed on The Stock Exchange of Hong Kong, Euronext Paris and the Bermuda Stock Exchange, and its American depository shares are listed on the New York Stock Exchange.

HSBC USA offers a full range of traditional commercial banking products and services to individuals, including high net worth individuals, small businesses, corporations, institutions and governments. Through its affiliation with HSBC Holdings, HSBC USA also offers its three million customers access to global markets and services. In turn, HSBC USA plays a role in the delivery and processing of other HSBC products. HSBC USA also has mortgage banking operations and is an international dealer in derivative instruments denominated in U.S. dollars and other currencies, focusing on structuring transactions to meet client needs, as well as for proprietary purposes.

HSBC USA’s principal subsidiary is HSBC Bank USA, National Association (the ‘‘Bank’’). The Bank is chartered as a national banking association under the laws of the United States and, as such, is regulated primarily by the United States Office of the Comptroller of the Currency. The Bank’s deposits are insured by the Federal Deposit Insurance Corporation (the ‘‘FDIC’’) up to applicable limits. The Bank's domestic operations are primarily in New York State. It also has banking branch offices or representative offices in Florida, California, New Jersey, Delaware, Pennsylvania, Washington, Oregon, Massachusetts and the District of Columbia. In addition to its domestic offices, the Bank maintains foreign branch offices, subsidiaries or representative offices in the Caribbean, Europe, Panama, Asia, Latin America, Australia and Canada.

The obligations of HSBC USA under the Swap Agreements entered into with the issuing entity in respect of the Notes are not obligations of the Bank, HSBC North America, or HSBC Holdings and are not insured by the FDIC or any other agency or insurer.

At September 30, 2006, HSBC USA had consolidated total assets of approximately $170.6 billion, consolidated total liabilities of approximately $158.5 billion and shareholders’ equity of approximately $12.1 billion. As of September 30, 2006, HSBC USA’s long-term debt has been assigned a rating of AA− by Standard & Poor's, Aa3 by Moody's and AA by Fitch Ratings. As of September 30, 2006, HSBC USA’s short-term debt has been assigned a rating of A-1+ by Standard & Poor's, P-1 by Moody's and F1+ by Fitch Ratings.

Incorporation of Certain Documents by Reference

The following documents filed by HSBC USA with the SEC are incorporated by reference into this Free-Writing Prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2005; and

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

Any documents, including financial statements of HSBC USA and its subsidiaries that are included therein or attached as exhibits thereto, filed by HSBC USA pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of HSBC USA’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference in this Free-Writing Prospectus and to be a part hereof from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Free-Writing Prospectus, shall be deemed to be modified or superseded for purposes of this Free-Writing Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Free-Writing Prospectus.

HSBC USA files annual, quarterly and special reports, information statements and other information with the SEC under File No. 1-7436. Copies of HSBC USA’s SEC filings (including the reports referred to above) are available (i) at the SEC’s website at http://www.sec.gov; (ii) at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549; and (iii) at HSBC USA’s website at http://www.hsbcusa/hsbc_bank/sec_filings.html.

Experts

The consolidated financial statements of HSBC USA as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, which are included in HSBC USA’s Annual Report on Form 10-K, have been incorporated by reference in this Free-Writing Prospectus in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.